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                                                                    Exhibit 3.41
                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        WILSONS LEATHER OF NEW YORK INC.

                            (a New York corporation)

                                   _________

                                   ARTICLE I
                                   ---------

                                  SHAREHOLDERS
                                  ------------

     1.  CERTIFICATES REPRESENTING SHARES.  Certificates representing shares
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shall set forth thereon the statements prescribed by the New York Business
Corporation Law (the "Business Corporation Law") and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as the Business Corporation Law may otherwise permit.

     The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

     2.  SHARE TRANSFERS.  Upon compliance with provisions restricting the
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transferability of shares, if any, transfers of shares of the Corporation shall be made only on the
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share record of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

     3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining the
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shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this paragraph for the adjourned meeting.

     4.  SHAREHOLDER MEETINGS.
         --------------------

     a.  TIME.  The annual meeting shall be held on the date fixed, from time to
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time, by the directors.  A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

     b.  PLACE.  Annual meetings and special meetings shall be held at such
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place, within or without the State of New York, as the directors may, from time to time, fix.

     c.  CALL.  Annual meetings may be called by the directors or by any officer
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instructed by the directors to call the meeting.  Special meetings may be called in like manner except when the directors are required by the Business
Corporation Law to call a meeting, or except when the shareholders are entitled by Business Corporation Law to demand the call of a meeting.

     d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  Written notice of
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all meetings shall be given, stating the place, date and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten nor more than fifty days before the date of the meeting. Notice by mail shall be
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deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

     e.  SHAREHOLDER LIST AND CHALLENGE.  A list of shareholders as of the
         ------------------------------
record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.
If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be presided
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over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

     g.  PROXY REPRESENTATION.  Every shareholder may authorize another person
         --------------------
or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

     h.  QUORUM.  Except for a special election of directors pursuant to the
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Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.
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     i.  VOTING.  Each share shall entitle the holder thereof to one vote.  In
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the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law prescribes a different proportion of votes.

     5.  SHAREHOLDER ACTION WITHOUT MEETINGS.  Whenever shareholders are
         -----------------------------------
required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

     1.  FUNCTIONS AND DEFINITIONS.  The business of the Corporation shall be
         -------------------------
managed under the direction of a Board of Directors. The use of the phrase "entire Board of Directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     2.  QUALIFICATIONS AND NUMBER.  Each director shall be at least eighteen
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years of age.  A director need not be a shareholder or a resident of the State of New York. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

     3.  ELECTION AND TERM.  The first Board of Directors shall be elected by
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the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified.
In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors with or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.
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     4.  MEETINGS.
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     a.  CALL.  No call shall be required for regular meetings for which the
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date, time and place have been fixed by the Board of Directors.  Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Law. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Law.

     b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required
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for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     c.  QUORUM AND ACTION.  A majority of the entire Board of Directors shall
         -----------------
constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board of Directors shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

     Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board of Directors or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

     d.  CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors, if
         -----------------------
any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

     5.  REMOVAL OF DIRECTORS.  Any or all of the directors may be removed with
         --------------------
or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.
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     6.  COMMITTEES. The Board of Directors, by resolution adopted by a majority
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of the entire Board of Directors, may designate from among its members an
Executive Committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by the Business Corporation Law.

     7.  WRITTEN ACTION.  Any action required or permitted to be taken by the
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Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

     The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person except the offices of President and Secretary; or, when all of the issued and outstanding shares of the Corporation are owned by one person, such person may hold all or any combination of offices.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     Officers shall have the powers and duties defined in the resolutions appointing them.

     The Board of Directors may remove any officer with or without cause.

                                   ARTICLE IV
                                   ----------

                                INDEMNIFICATION
                                ---------------

     The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.
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                                   ARTICLE V
                                   ---------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

     The Corporation shall furnish any requisite reports to shareholders.

                                   ARTICLE VI
                                   ----------

                                 CORPORATE SEAL
                                 --------------

     The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Law, the Corporation shall not be required to have a seal.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                              CONTROL OVER BYLAWS
                              -------------------

     The initial Bylaws of the Corporation shall be adopted by its incorporator or incorporators at the organization meeting. Thereafter, subject to the Business Corporation Law, Bylaws may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be adopted, amended or repealed by a majority vote of the Board of Directors, but any Bylaw adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.